Exhibit 32.1

CERTIFICATION PRSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARABANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Innovative Companies, Inc. (the “Company”) on Form 10-QSB for the three months ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mihir K. Taneja, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mihir K. Taneja
Mihir K. Taneja
Chief Executive Officer
November 14 , 2003